Exhibit 10.6

CONTINUING GUARANTY AGREEMENT

THIS CONTINUING GUARANTY AGREEMENT (this "Guaranty") is made on November 21, 2008, by ANCHOR FUNDING SERVICES, INC., a Delaware corporation with a mailing address at 10801 Johnston Road, Suite 210, Charlotte, North Carolina 28226 ("Guarantor"), in favor of each of the financial institutions (collectively, "Lenders") now or hereafter parties to the Loan Agreement (as defined below) and TEXTRON FINANCIAL CORPORATION, a Delaware corporation with a mailing address at 11575 Great Oaks Way, Suite 210, Alpharetta, Georgia 30022, as administrative and collateral agent (in such capacity, together with its successors in such capacity, the "Agent") for each of the Lenders (Agent and each Lender being referred to individually as a "Guaranteed Party" and collectively as the "Guaranteed Parties").
Recitals:

Guaranteed Parties are parties with ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company ("Borrower"), to a certain Loan and Security Agreement dated November 21, 2008 (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement").  Pursuant to the Loan Agreement, Guaranteed Parties have agreed, subject to all the terms and conditions thereof, to make loans and other extensions of credit to Borrower from time to time secured by security interests in and liens upon certain assets of Borrower.

A condition set forth in the Loan Agreement to Guaranteed Parties' obligation to make loans or other extensions of credit to Borrower is Guarantor's execution and delivery of this Guaranty.

To induce Guaranteed Parties to make loans or otherwise extend credit or other financial accommodations from time to time to Borrower under the Loan Agreement, Guarantor is willing to execute this Guaranty.

Agreement:

NOW, THEREFORE, for Ten Dollars ($10) in hand paid and in consideration of the premises and the mutual covenants and agreements set forth herein, Guarantor hereby agrees as follows:

1. Definitions; Rules of Construction.  Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement.  As used herein, the words "herein," "hereof," "hereunder," and "hereon" shall have reference to this Guaranty taken as a whole and not to any particular provision hereof; and the word "including" shall mean "including, without limitation."

2. Guaranty.  (a)  Guarantor hereby unconditionally and absolutely guarantees to each Guaranteed Party the due and punctual payment, performance and discharge (whether upon stated maturity, demand, acceleration or otherwise in accordance with the terms thereof) of all of the Obligations, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, now existing or hereafter incurred, created or arising, and howsoever evidenced, whether created directly to or acquired by assignment or otherwise by any Guaranteed Party, and whether Borrower may be liable individually or jointly with others, and regardless of whether recovery upon any of such Obligations becomes barred by any statute of limitations, is void or voidable under any law relating to fraudulent obligations or otherwise or is or becomes invalid or unenforceable for any other reason (all of the Obligations being jointly referred to herein as the "Guaranteed Obligations").  Without limiting the generality of the foregoing, the term "Guaranteed Obligations" as used herein shall include all debts, liabilities and obligations incurred by Borrower to any of Guaranteed Parties in any bankruptcy case of Borrower and any interest, fees or other charges accrued in any such bankruptcy, whether or not any such interest, fees or other charges are recoverable from Borrower or its estate under 11 U.S.C. § 506.

(b)            No Guaranteed Party shall be under any obligation to marshal any assets in favor of Guarantor or in payment of any of the Guaranteed Obligations.  If and to the extent any Guaranteed Party receives any payment on account of any of the Guaranteed Obligations (whether from Borrower, Guarantor or a third party obligor or from the sale or other disposition of any Collateral) and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any state, federal or foreign bankruptcy or other insolvency law, common law or equitable cause, then the part of the Guaranteed Obligations intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.  The foregoing provisions of this paragraph shall survive payment in full of the Obligations and the termination of this Guaranty.

(c)            Guaranteed Parties shall have the right to seek recourse against Guarantor to the full extent provided for herein and against Borrower to the full extent provided for in any of the Loan Documents.  No election to proceed in one form of action or proceeding, or against any Person, or on any obligation, shall constitute a waiver of any Guaranteed Party's right to proceed in any other form of action or proceeding or against any other Person unless such Guaranteed Party has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by Guaranteed Parties against Borrower under the Loan Documents or any other instrument or agreement evidencing or securing Guaranteed Obligations shall serve to diminish the liability of Guarantor for the balance of the Guaranteed Obligations.

3. Nature of Guaranty.  This Guaranty is a primary, immediate and original obligation of Guarantor; is an absolute, unconditional, continuing and irrevocable guaranty of payment of the Guaranteed Obligations and not of collectibility only; is not contingent upon the exercise or enforcement by Guaranteed Parties of whatever rights or remedies Guaranteed Parties may have against Borrower or others, or the enforcement of any Lien or realization upon any Collateral or other security that any of Guaranteed Parties may at any time possess; and shall remain in full force and effect without regard to future changes in conditions, including change of law or any invalidity or unenforceability of any Guaranteed Obligations or agreements evidencing same.  This Guaranty shall be in addition to any other present or future guaranty or other security for any of the Guaranteed Obligations, shall not be prejudiced or unenforceable by the invalidity of any such other guaranty or security, and is not conditioned upon or subject to the execution by any other Person of this Guaranty or any other guaranty or suretyship agreement.

4. Payment and Enforcement of Guaranteed Obligations.  (a)  If Guarantor should dissolve or become insolvent (within the meaning of the Rhode Island Uniform Commercial Code), or if a petition for an order for relief with respect to Guarantor should be filed by or against Guarantor under any chapter of the Bankruptcy Code, or if a receiver, trustee, conservator or other custodian should be appointed for Guarantor or any of Guarantor's property, or if an Event of Default shall occur and be continuing, then, in any such event and whether or not any of the Guaranteed Obligations are then due and payable or the maturity thereof has been accelerated or demand for payment thereof has been made, Guaranteed Parties may, without notice to Guarantor, make the Guaranteed Obligations immediately due and payable hereunder as to Guarantor, and Guaranteed Parties shall be entitled to enforce the obligations of Guarantor hereunder as if the Guaranteed Obligations were then due and payable in full.  If any of the Guaranteed Obligations are collected by or through an attorney at law, Guarantor agrees to pay to Guaranteed Parties reasonable attorneys' fees and court costs.  Guarantors shall be obligated to make multiple payments under this Guaranty to the extent necessary to cause full payment of the Guaranteed Obligations.

(b)           Any and all payments by Guarantor hereunder shall be made free and clear of and without deduction for any setoff, counterclaim, or withholding so that, in each case, Guaranteed Parties shall receive, after giving effect to any taxes (excluding taxes imposed on the overall net income of Guaranteed Parties to the extent excluded pursuant to the Loan Agreement), the full amount that they would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for taxes already included in the Guaranteed Obligations).  If for any reason Borrower has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations become unrecoverable from Borrower by reason of Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on Guarantor to the same extent as if Guarantor had at all times been the principal obligor on all such Guaranteed Obligations.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, dissolution or reorganization of debt or for any other reason, all such amounts otherwise subject to acceleration under the terms of any Loan Documents or other instrument or agreement evidencing or securing the payment of the Guaranteed Obligations shall nevertheless be immediately due and payable by Guarantor.

(c)            Guarantor acknowledges that Agent is authorized and empowered to enforce this Guaranty for the benefit of all of the Guaranteed Parties and to collect from Guarantor the amount of the Guaranteed Obligations from time to time, in Agent's own name and without the necessity of joining any other Guaranteed Party in any action, suit or other proceeding to enforce this Guaranty.

5. Specific Waivers of Guarantor.  (a)  To the fullest extent permitted by Applicable Law, Guarantor does hereby waive notice of each Guaranteed Party's acceptance hereof and reliance hereon; notice of the extension of credit from time to time by Guaranteed Parties to Borrower and the creation, existence or acquisition of any Guaranteed Obligations; notice of the amount of Guaranteed Obligations of Borrower to Guaranteed Parties from time to time (subject, however, to Guarantor's right to make inquiry of Agent to ascertain the amount of Guaranteed Obligations at any reasonable time); notice of any adverse change in Borrower's financial condition or of any other fact which might increase Guarantor's risk; notice of presentment for payment, demand, protest and notice thereof as to any instrument; notice of default or acceleration; all other notices and demands to which Guarantor might otherwise be entitled; any right Guarantor may have, by statute or otherwise, to require Guaranteed Parties to institute suit against Borrower after notice or demand from Guarantor or to seek recourse first against Borrower or otherwise, or to realize upon any security for the Guaranteed Obligations, as a condition to enforcing Guarantor's liability and obligations hereunder; any defense that Borrower may at any time have or assert based upon the statute of limitations, the statute of frauds, failure of consideration, fraud, bankruptcy, lack of legal capacity, usury, or accord and satisfaction; any defense that other indemnity, guaranty, or security was to be obtained; any defense or claim that any Person purporting to bind Borrower to the payment of any of the Guaranteed Obligations did not have actual or apparent authority to do so; any right to contest the commercial reasonableness of the disposition of any Collateral; any defense or claim that any other act or failure to act by any Guaranteed Party had the effect of increasing Guarantor's risk of payment; and any other legal or equitable defense to payment hereunder.  Without limiting the generality of the foregoing, Guarantor waives all rights to require Guaranteed Parties to proceed against Borrower.

(b)            To the fullest extent permitted by Applicable Law, Guarantor also hereby waives and renounces (for itself and its successors) any and all rights or defenses arising by reason of any "one action" or "anti-deficiency" law which would otherwise prevent Guaranteed Parties from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of setoff) against Guarantor before or after any Guaranteed Party's commencement or completion of any foreclosure action, whether by judicial action, by exercise of power of sale or otherwise, or any other law which in any other manner would otherwise require any election of remedies by any Guaranteed Party; and any right that Guarantor may have to claim or recover in any litigation arising out of this Guaranty or any of the other Loan Documents, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

6. Guarantor's Consents and Acknowledgments.  (a)  Guarantor consents and agrees that, without notice to or by Guarantor and without reducing, releasing, diminishing, impairing or otherwise affecting the liability or obligations of Guarantor hereunder, any Guaranteed Party may (with or without consideration) compromise or settle any of the Guaranteed Obligations; accelerate the time for payment of any of the Guaranteed Obligations; extend the period of duration or the time for the payment, discharge or performance of any of the Guaranteed Obligations; increase the amount of the Guaranteed Obligations; refuse to enforce, or release all or any Persons liable for the payment of, any of the Guaranteed Obligations; increase, decrease or otherwise alter the rate of interest payable with respect to the principal amount of any of the Guaranteed Obligations or grant other indulgences to Borrower in respect thereof; amend, modify, terminate, release, or waive any Loan Documents or any other documents or agreements evidencing, securing or otherwise relating to the Guaranteed Obligations (other than this Guaranty); release, surrender, exchange, modify or impair, or consent to the sale, transfer or other disposition of, any Collateral or other property at any time securing (directly or indirectly) any of the Guaranteed Obligations or on which Guaranteed Parties may at any time have a Lien; fail or refuse to perfect (or to continue the perfection of) any Lien granted or conveyed to any Guaranteed Party with respect to any Collateral, or to preserve rights to any Collateral, or to exercise care with respect to any Collateral in any Guaranteed Party's possession; extend the time of payment of any Collateral consisting of accounts, notes, chattel paper, payment intangibles or other rights to the payment of money; refuse to enforce or forbear from enforcing its rights or remedies with respect to any Collateral or any Person liable for any of the Guaranteed Obligations or make any compromise or settlement or agreement therefor in respect of any Collateral or with any party to the Guaranteed Obligations; release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations, whether parties to this Guaranty or not; subordinate payment of any of the Guaranteed Obligations to the payment of any other liability of Borrower; or apply any payments or proceeds of Collateral received to the liabilities of Borrower to any Guaranteed Party regardless of whether such liabilities consist of Guaranteed Obligations and regardless of the manner order or of any such application.

(b)            Guarantor is fully aware of the financial condition of each Borrower.  Guarantor delivers this Guaranty based solely upon Guarantor's own independent investigation and in no part upon any representation or statement of any Guaranteed Party with respect thereto.  Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning each Borrower's financial condition as Guarantor may deem material to Guarantor's obligations hereunder and Guarantor is not relying upon, nor expecting any Guaranteed Party to furnish Guarantor, any information in any Guaranteed Party's possession concerning Borrower's financial condition.  If any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any information to Guarantor regarding Borrower, any of the Collateral or any transaction or occurrence in respect of any of the Loan Documents, such Guaranteed Party shall be under no obligation to update any such information or to provide any such information to Guarantor on any subsequent occasion. Guarantor hereby knowingly accepts the full range of risks encompassed within a contract of "Guaranty," which risks include, without limitation, the possibility that Borrower will contract additional Guaranteed Obligations for which Guarantor may be liable hereunder after Borrower's financial condition or ability to pay their lawful debts when they fall due has deteriorated.

7. Continuing Nature of Guaranty.  (a)  This Guaranty shall continue in full force and effect until the Guaranteed Obligations have been fully paid and discharged (or, in the case of contingent obligations, such as those arising from Letters of Credit, cash collateralized as required by the Loan Documents) and all financing commitments under the Loan Agreement or otherwise have been terminated.  Guarantor acknowledges that there may be future advances by Guaranteed Parties to Borrower (although Guaranteed Parties may be under no obligation to make such advances) and that the number and amount of the Guaranteed Obligations are unlimited and may fluctuate from time to time hereafter, and this Guaranty shall remain in force at all times hereafter, whether there are any Guaranteed Obligations outstanding from time to time or not.

(b)           To the fullest extent permitted by Applicable Law, Guarantor waives any right that Guarantor may have to terminate or revoke this Guaranty.  If, notwithstanding the foregoing waiver, Guarantor shall nevertheless have any right under Applicable Law to terminate or revoke this Guaranty, which right cannot be waived by Guarantor, such termination or revocation shall not be effective until a written notice of such termination or revocation, specifically referring to this Guaranty and signed by Guarantor, is actually received by an officer of Agent who is familiar with Borrower's account with Guaranteed Parties and this Guaranty; but any such termination or revocation shall not affect the obligation of Guarantor or Guarantor's successors or assigns with respect to any of the Guaranteed Obligations owing to Guaranteed Parties and existing at the time of the receipt by Agent of such revocation or to arise out of or in connection with any transactions theretofore entered into by Guaranteed Parties with or for the account of Borrower.  If any Guaranteed Party grants loans or other extensions of credit to or for the benefit of Borrower or takes other action after the termination or revocation by Guarantor but prior to Agent's receipt of such written notice of termination or revocation, then the rights of such Guaranteed Party hereunder with respect thereto shall be the same as if such termination or revocation had not occurred.

8. Lien and Offset Rights.  In addition to all Liens upon and rights of setoff that Guaranteed Parties may have against Guarantor or any property of Guarantor under any other agreement with Guarantor or pursuant to Applicable Law, Agent shall have, with respect to Guarantor's obligations under this Guaranty and to the extent permitted by Applicable Law, a contractual possessory security interest in and a contractual right of setoff against, and Guarantor hereby grants Agent, for the benefit of Guaranteed Parties, a security interest in, and hereby assigns, conveys, pledges and transfers to Agent, for the benefit of Guaranteed Parties, all of Guarantor's right, title and interest in and to all of Guarantor's deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with Agent or any direct or indirect subsidiary or affiliate of Agent, whether held in a general or special account or deposit, whether held jointly with another Person, and whether held for safekeeping or otherwise (excluding, however, any trust accounts).  Each such security interest and right of setoff may be exercised without demand upon or notice to Guarantor.

9. Subordination; Postponement of Subrogation Rights.  (a)  Any and all present and future debts and obligations of Borrower to Guarantor are hereby subordinated to the full payment of the Guaranteed Obligations by Borrower to Guaranteed Parties.  If any payment shall be made to Guarantor on account of any indebtedness owing by Borrower to Guarantor during any time that any Guaranteed Obligations are outstanding, Guarantor shall hold such payment in trust for the benefit of Guaranteed Parties and shall make such payments to Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the discretion of Guaranteed Parties.  The provisions of this Guaranty shall be supplemental to and not in derogation of any rights and remedies of any Guaranteed Party or any affiliate of any Guaranteed Party under any separate subordination agreement that such Guaranteed Party or such affiliate may at any time or from time to time enter into with Guarantor.

(b)           Until the Guaranteed Obligations have been paid in full and the Loan Agreement and all commitments of Guaranteed Parties thereunder have been terminated, Guarantor shall not assert any claim, right or remedy (whether or not arising in equity, by contract or Applicable Law) against Borrower or any other Person by reason of Guarantor's payment or other performance hereunder.  Without limiting the generality of the foregoing, Guarantor hereby subordinates to the full and final payment of the Guaranteed Obligations any and all legal or equitable rights or claims that Guarantor may have to reimbursement, subrogation, indemnity and exoneration and agrees that until all of the Guaranteed Obligations have been paid in full and the Loan Agreement and all commitments thereunder have been terminated, Guarantor shall have no recourse to any assets or property of Borrower (including any Collateral) and no right of recourse against or contribution from any other Person in any way directly or contingently liable for any of the Guaranteed Obligations, whether any of such rights arise under contract, in equity or under Applicable Law.

10. Other Guaranties.  If on the date of Guarantor's execution of this Guaranty or at any time thereafter any Guaranteed Party receives any other guaranty from Guarantor or from any other Person of any of the Guaranteed Obligations, the execution and delivery to such Guaranteed Party and such Guaranteed Party's acceptance of any such additional guaranty shall not be deemed in lieu of or to supersede, terminate or diminish this Guaranty, but shall be construed as an additional or supplementary guaranty unless otherwise expressly provided in such additional or supplementary guaranty; and if, prior to the date hereof, Guarantor or any other Person has given to any Guaranteed Party a previous guaranty or guaranties, this Guaranty shall be construed to be an additional or supplementary guaranty and not to be in lieu thereof or to supersede, terminate or diminish such previous guaranty or guaranties.

11. Application of Payments.  Unless otherwise required by Applicable Law or a specific agreement to the contrary, all payments received by Guaranteed Parties from Borrower, Guarantor or any other Person with respect to the Guaranteed Obligations or from proceeds of the Collateral may be applied (or reversed and reapplied) by Guaranteed Parties to the Guaranteed Obligations in accordance with the Loan Agreement, without affecting in any manner Guarantor's liability hereunder.

12. Limitation on Guaranty.  To the extent any performance of this Guaranty would violate any applicable usury statute or other Applicable Law, the obligation to be fulfilled shall be reduced to the limit legally permitted, so that this Guaranty shall not require any performance in excess of the limit legally permitted, but such obligations shall be fulfilled to the limit of legal validity.  Nothing in this Guaranty shall be construed to authorize Guaranteed Parties to collect from Guarantor any interest that has not yet accrued, is unearned or subject to rebate or is otherwise not entitled to be collected by Guaranteed Parties under Applicable Law.  The provisions of this paragraph shall control every other provision of this Guaranty.

13. Financial Information; Disclosure.  Guarantor shall provide to Agent such information regarding Guarantor's assets, liabilities and financial condition generally as Agent may from time to time request, including copies of Guarantor's tax returns and financial statements.  If any Guaranteed Party elects to assign or sell participations in any of the Guaranteed Obligations or the Loan Documents, including this Guaranty, such Guaranteed Party may forward to each assignee or participant and each prospective assignee or participant all documents and information relating to this Guaranty or to Guarantor, whether furnished by Borrower, Guarantor or any other Person.

14. Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and shall be effective upon receipt by the noticed party.  Acceptable methods for giving notices hereunder shall include first-class U.S. mail, facsimile transmission and commercial courier service.  Regardless of the manner in which notice is provided, notices may be sent to the addresses for Agent and Guarantor as set forth above or to such other address as either party may give to the other for such purpose in accordance with this paragraph.

15. Governing Law; Venue.  This Guaranty, all acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the internal laws of the State of Rhode Island.  All actions, suits or proceedings arising directly or indirectly hereunder may, at the option of Agent, be litigated in courts having suits within the State of Rhode Island, and Guarantor hereby expressly consents to the jurisdiction of any state or federal court located within said state and agrees that any service of process in such action or proceedings may be made by personal service upon Guarantor wherever Guarantor may be then located, or by certified or registered mail directed to Guarantor at Guarantor's last known address; provided, however, that the foregoing shall not prevent Guaranteed Parties from bringing any action, enforcing any Lien or judgment or exercising any rights or remedies against Guarantor, against any Collateral, or against any property of Guarantor, within any other county, state or other foreign or domestic jurisdiction.  Guarantor waives any objection to venue and any objection based on a more convenient form in any action instituted under this Guaranty.

16. Successors and Assigns.  All the rights, benefits and privileges of Guaranteed Parties shall vest in, and be enforceable by Guaranteed Parties and their respective successors, transferees and assigns.  This Guaranty shall be binding upon Guarantor and Guarantor's successors and assigns.  Without limiting the generality of the foregoing, any Guaranteed Party may assign, in accordance with the terms of the Loan Agreement, to one or more banks or other entities all or any part of the Guaranteed Obligations, whereupon each such bank or other entity shall become vested with all of the rights in respect thereof granted to such Guaranteed Party herein or otherwise in respect hereof.

17. Miscellaneous.  This Guaranty expresses the entire understanding of the parties with respect to the subject matter hereof and may not be changed orally, and no obligation of Guarantor can be released or waived by any Guaranteed Party or any officer or agent of any Guaranteed Party, except by a writing signed by a duly authorized officer of Agent.  If any part of this Guaranty is determined to be invalid, the remaining provisions of this Guaranty shall be unaffected and shall remain in full force and effect.  No delay or omission on any Guaranteed Party's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will any Guaranteed Party's action or inaction impair any such right or power, and all of Guaranteed Parties' rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies that Guaranteed Parties may have under other agreements, at law or in equity. Time is of the essence of this Guaranty and of each provision hereof.  The section headings in this Guaranty are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of this Guaranty.  This Guaranty may be executed in multiple counterparts, all of which taken together shall constitute one and the same Guaranty and the signature page of any counterpart may be removed therefrom and attached to any other counterpart.

18. Jury Trial Waiver.  Guarantor and Guaranteed Parties (by their acceptance hereof) each hereby waives the right to a jury trial in any action, suit, proceeding or counterclaim arising out of or related to this Guaranty and Guarantor further waives rights arising under applicable statutes or otherwise to require any Guaranteed Party to institute suit against Borrower or to exhaust any Guaranteed Party's rights and remedies against Borrower or any Collateral, Guarantor being bound to the payment of any and all Guaranteed Obligations to Guaranteed Parties, whether now existing or hereafter accruing as fully as if such Guaranteed Obligations were directly owing to Guaranteed Parties by Guarantor.

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signature appears on following page.]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be signed and delivered by its duly authorized officer, on the day and year first written above.

ANCHOR FUNDING SERVICES, INC. ("Guarantor")

By:	/s/
Brad Bernstein
President

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